Exhibit 10.19

February 22, 2010

Zorik Gordon

21700 Oxnard Street, Suite 1600

Woodland Hills, CA 91367

Dear Zorik:

Reference is hereby made to your employment offer letter with ReachLocal, Inc. (the “Company”), dated as of May 14, 2004 (the “Employment Letter”). For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, you and the Company have mutually agreed to amend certain provisions of the Employment Letter as set forth herein.

Accordingly, effective as of the date first written above, the Employment Letter is hereby amended as follows:

1. The language under the heading “Compensation” in the Employment Letter is hereby deleted in its entirety and replaced with the following language:

“The Company will pay you a base salary at the rate of $400,000 per year (“Base Salary”), payable in accordance with the Company’s normal payroll procedures. Your Base Salary may be increased from time to time by the Company in its sole discretion.”

2. The language under the heading “Termination” in the Employment Letter is hereby deleted in its entirety and replaced with the following language:

“You will be eligible to participate in the Company’s Change in Control and Severance Policy for Senior Management, as amended from time to time (“Severance Policy”), a copy of which is attached hereto as Exhibit A, as a Group A Participant. Capitalized terms used in this offer letter without definition will have the meanings set forth in the Severance Policy.”

3. The following language under the heading “Change in Control” in the Employment Letter is hereby deleted in its entirety:

“If your employment is terminated by the acquiring company then you will receive severance as if you were terminated.”

Except as set forth herein, the Employment Letter shall remain in full force and effect.

21700 Oxnard Street, Suite 1600 | Woodland Hills, CA 91367 | www.reachlocal.com

Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this letter in the space provided below for your signature and returning it to the Company. Please retain one fully-executed original for your files.

Sincerely, ReachLocal, Inc.

By:
Name:	ROSS G. LANDSBAUM
Title:	CFO

Accepted, Acknowledged and Agreed, this 22 day of February, 2010.

Zorik Gordon

21700 Oxnard Street, Suite 1600 | Woodland Hills, CA 91367 | www.reachlocal.com

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EXHIBIT A

Change in Control and Severance Policy

21700 Oxnard Street, Suite 1600 | Woodland Hills, CA 91367 | www.reachlocal.com

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